SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2012

DMH INTERNATIONAL, INC.

(Exact name of Company as specified in its charter)

Nevada	333-169887	27-2689205
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Toronto Sur 718 Frac. Campestre Mexicali, BC 21100 Mexico
(Address of principal executive offices)

+52 (686) 1235-037
(Company’s Telephone Number)

111 Ramble Lane, #105

Austin, TX 78745

Phone: (512) 351-7834

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DMH INTERNATIONAL, INC.

Form 8-K

Current Report

ITEM 3.02.

UNREGISTERED SALES OF EQUITY SECURITIES

The following table sets forth, as of October 26, 2012, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 5,900,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Directors and Officers:

Jorge Urrea(1)	5,000,000	84.74%
All executive officers and directors as a group (1 person)	5,000,000	84.74%

(1)

Jorge Urrea acquired these shares on October 26, 2012 in a private transaction from Jon Marc Garcia, our former sole officer and director.

ITEM 5.01.

CHANGES IN CONTROL OF REGISTRANT

On October 26, 2012, Jorge Urrea acquired control of five million (5,000,000) shares of the Company’s issued and outstanding common stock, representing approximately 84.74% of the Company’s total issued and outstanding common stock, from Jon Marc Garcia in accordance with a stock purchase agreement between Mr. Garcia and Mr. Urrea (the “Stock Purchase Agreement”).

As part of the acquisition the following changes to the Company's directors and officers have occurred:

•

As of October 25, 2012, Jon Marc Garcia resigned as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

•

As of October 25, 2012, Jorge Urrea was appointed as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Mr. Jon Marc Garcia resigned from all positions with the Company effective as of October 25, 2012, including the sole member of the Company’s Board of Directors and the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 25, 2012, Mr. Jorge Urrea was appointed as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

The biography for Mr. Jorge Urrea is set forth below:

On October 25, 2012, Jorge Urrea was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director. Mr. Urrea holds a degree in Graphic Design from the Tecnologico de Monterrey in Mexico.

From 2002 to present Mr. Urrea has been an independent graphic consultant and has published and produced television programs and advertisements with Televisa, Cervezeria Tecate and the Government of the State of Baja California in Mexicali. In light of Mr. Urrea’s experience, the Board of Directors believes it is in the Company’s best interests to appoint Mr. Urrea as the sole officer and director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMH INTERNATIONAL, INC.

Date: October 30, 2012	By: /s/ Jorge Urrea
Jorge Urrea
Chief Executive Officer, President & Director